UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2019

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2019, Visteon Corporation (the “Company”) announced the appointment of Jerome Rouquet, 52, as Senior Vice President, Finance effective January 21, 2020. Following the filing of the Company’s 2019 Annual Report on Form 10-K, Mr. Rouquet will become Chief Financial Officer of the Company replacing William R. Robertson who has served as the Company’s interim Chief Financial Officer since November 1, 2019.

Mr. Rouquet has held leadership roles of increasing responsibility at Federal-Mogul (a global supplier of automotive and industrial products), including Senior Vice President and Chief Financial Officer from January 2016 to September 2018, Chief Accounting Officer and Controller from July 2010 to January 2016, and Finance Director from March 1999 to July 2010. Following the acquisition of Federal-Mogul by Tenneco, Inc., he most recently served as Senior Vice President Finance, Motorparts from October 2018 to December 2019. From 1990 to 1996, Mr. Rouquet served in various roles at Imaje SA, from Logistics Manager to Financial Controller. None of Tenneco, Federal-Mogul or Imaje is a parent, subsidiary or affiliate of the Company.

Mr. Rouquet will receive an annual base salary of $525,000, and will be eligible to receive a cash bonus at a target amount of 65% of his base salary. Mr. Rouquet is eligible for an equity award pursuant to the Company’s 2010 Incentive Plan at a target amount of approximately $1,200,000. Mr. Rouquet will receive a cash sign-on bonus of $600,000, upon commencement of employment, subject to a pro-rated clawback in the event he leaves the Company under certain conditions within twenty-four months of the payment date. Mr. Rouquet will also receive a sign-on equity award with a grant date value of $500,000. Mr. Rouquet will be eligible to participate in the Company’s Executive Severance Plan (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on July 27, 2017) and the Company intends to enter into a Change in Control Agreement with Mr. Rouquet in the form filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 31, 2012.

There is no arrangement or understanding between Mr. Rouquet and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Rouquet and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Rouquet has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Rouquet’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated December 19, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: December 19, 2019	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President and General Counsel